SUMMARY REPORT

on the

PETER'S CREEK PLACER GOLD PROPERTY

Wells-Barkerville Area

British Columbia, Canada

NTS: 093H002

Latitude: 53°02' North

Longitude: 121°47' West

for

YUKON RESOURCES CORP.

Vancouver, British Columbia

Canada

by

W.G. TIMMINS, P.Eng.

July 30, 2004

TABLE OF CONTENTS

SUMMARY	1
INTRODUCTION	2
PROPERTY	2
LOCATION, ACCESS, TOPOGRAPHY AND CLIMATE	3
HISTORY	6
REGIONAL GEOLOGY	9
Bedrock Geology	11
Alluvial Geology	11
DISCUSSION OF RESULTS	14
CONCLUSIONS AND RECOMMENDATIONS	15
ESTIMATED COSTS OF PROGRAM	16
STATEMENT OF QUALIFICATIONS	17
REFERENCES	18

FIGURES

Figure 1	Location Map	4
Figure 2	Claim Map	5
Figure 3	Regional Geology	10
Figure 4	Plan of Drilling & Bulk Sampling	12
Figure 5	Cross-Sections	13

SUMMARY

Yukon Resources Corp. has acquired seven placer gold claims located on Peter's Creek in the Quesnel-Barkerville area of east-central British Columbia, Canada.

Intermittent work has been carried out on various portions of Peter's Creek since the 1870's, following the Barkerville gold rush of 1860.

Considerable data has been collected over the years from sluicing of surface gravels, excavation and tunnelling from two shafts, other hand workings, and testing by drilling and bulk sampling.

The presence of gold-bearing gravels has consistently been confirmed within interglacial gravels and varying estimates of yardage and grades have been calculated. The most recent estimate of possible reserves in 1988 was calculated at 959,000 cubic yards grading 0.013 ounces per cubic yard.

In view of positive results of past work, a two-phased program of exploration consisting of compilation, correlation, and additional bulk testing for confirmation and testing of the deficiently tested area is recommended at a total calculated cost of U.S $77,000.

July 30, 2004	Respectfully submitted, /s/ W.G. Timmins W.G. Timmins, P.Eng.

1.

INTRODUCTION

The author was retained by Yukon Resources Corp. to review past reports, maps and documents to evaluate the Bill Placer Claims and to recommend a preliminary program of exploration work.

The author is familiar with the area from visits over many years conducting property inspections and evaluations on both placer gravels and lode mineral occurrences.

PROPERTY (Figure 2)

The property consists of seven placer claims totalling some 432 acres as follows (see Figure 2).

Placer Claim Name	Tenure Number	Expiry Date
Bill 1	410792	May 14, 2005
Bill 2	410793	May 14, 2005
Bill 3	411198	May 23, 2005
Bill 4	411199	May 31, 2005
Bill 5	410794	May 14, 2005
Bill 6	411631	June 17, 2005
Bill 7	411632	June 17, 2005

The company acquired the placer claims by staking. The claims are subject to annual assessment work requirements and fees.

2.

LOCATION, ACCESS, TOPOGRAPHY AND CLIMATE (Figure 1)

The property is situated along Peter's Creek located some 37 miles east of the town of Quesnel, east-central British Columbia, Canada, NTS 093H002, at latitude 53°02' north, longitude 121°47' west (Figures 1 and 2). The town of Barkerville lies 15 miles east of the property.

The area is readily accessible from Quesnel by means of paved Highway 26 to the Wells-Barkerville region. Four-wheel drive roads provide access to the lower sections of the property while the upper section may be reached by means of a forestry road on the northern slope of Peter's Creek to Bassford Creek.

Peter's Creek is a large tributary flowing into Lightning Creek, has a drainage basin of about 14 square miles and flows to the northwest with an average gradient of three degrees.

Elevations in the area range from 3400 feet A.S.L. to 5500 feet A.S.L. with moderate slopes. The region is forested with fir and spruce. Elevation at the convergence of Peter's Creek and Lightning Creek in 2400 feet rising to 4100 feet at Bassford Creek.

The average width of the valley is 200 to 250 feet.

The area receives significant precipitation throughout the year occurring from both rain and snow. Accumulations of snow can reach 10 feet or more during the winter months. Temperatures vary from -25°F in winter to +90°F in summer.

There are no facilities at the site and power would be supplied by portable generating units as required.

Quesnel is a logging and lumber center serviced by daily air service from Vancouver and the main paved Highway 97 to the Yukon and Alaska passes through the town.

Necessary supplies and equipment as well as local labor and modern communications are readily available.

3.

LOCATION MAP - Figure 1

YUKON
ALASKA
N
BRITISH
COLUMBIA
ALBERTA
Fort
St. John
Dawson
Creek
Stewart
Terrace
Smithers
Prince
Rupert
Kitimat
Houston
Prince
George
PETERS CREEK
PLACER PROPERTY
QUEEN
CHARLOTTE
ISLANDS
Quesnel
Williams
Lake
PACIFIC
OCEAN
Golden
Revelstoke
Kamloops
Vernon
Nakusp
Merritt
Kelowna
Cranbrook
VANCOUVER
ISLAND
VANCOUVER
Hope
Princeton
VICTORIA
UNITED STATES

Miles
0
50
100
Kilometres
0
50

YUKON RESOURCES CORP.

PETERS CREEK PLACER PROPERTY
BILL 1 - 7 PLACER CLAIMS

CARIBOO MINING DIVISION, B. C.

LOCATION MAP

DATE: July, 2004	FIGURE NO. 1

CLAIM MAP - Figure 2

BILL 7
411632
BILL 6
403169
BILL 1
410792
BILL 2
410793
BILL 5
410794
BILL 3
P102529
BILL 4
P103129
Peters
Creek
Mathers Cr.
Corruthers Cr.
Anderson Cr.
Bassford Cr.
Wormworld Cr.
Campbell
Cr.
MT.
ANDERSON
N
121°50'
121°50'
53°02'
53°02'
Mile
0
1/4
1/2
3/4
0
500
1000
METRES

YUKON RESOURCES CORP.

PETERS CREEK PLACER PROPERTY

BILL 1-7 PLACER CLAIMS

CARIBOO MINING DIVISION, B.C.

CLAIM MAP

Date: July, 2004 | Figure No. 2

HISTORY

The village of Barkerville, approximately 15 miles east of Peter's Creek, is famous for the discovery of gold in the late 1850's which created a gold rush to the area in 1860. The numerous creeks were mined for placer gold and mining of creeks is continuing to some degree at the present time.

Late 1870's:

Ground sluicing of shallow gravels on upper reaches of Peter's Creek with subsequent drifting on the deep channel gravels of Peter's Creek at two locations known as Mathers and Ventures Shafts.

1905 - 1907:

Premier and White Star companies under management of J.G. Mathers reopen Mathers Shaft, equip shaft with a water wheel and 6 1/2 inch Cornish pump and completed 300 feet of drifting. No further work after 1907.

1908 - 1911:

Mining work carried out on Ventures Shaft, good gold values recovered however, experienced trouble with excess water seeping into the workings.

1921:

Construction Mining Company, again, reopened the mine and drifted a further 250 feet. Gold values reported as high as 6 1/2 ounces to a set of 6 feet were obtained.

1922:

Ongoing and numerous hand workings in upper reaches of Peter's Creek and tributaries with nuggets as large as 5 ounces reported.

6.

G.C. Hogg examined Peter's Creek from its mouth to Campbell Creek, a tributary to Peter's Creek, and estimated reserves of over three million cubic yards of gravel averaging 0.025 ounces gold per cubic yard.

1924: (See Figure 5)

W.M. Throne for Kafue Copper development Company, drilled 36 holes on the property and determined that one million cubic yards of gravel grading 0.015 ounces per cubic yard existed in the middle section of Peter's Creek between Mathers Shaft and Ventures Shaft.

1945 - 1950: (See Figure 5)

Under the supervision of Grenville Collins, 7 lines of drill holes were drilled to bedrock. The program outlined a deep channel averaging 100 feet wide, 40 feet deep and 5 miles long which is amenable to dredging techniques. Mr. Collins estimated reserves to be approximately four million cubic yards grading 0.014 ounces per cubic yard for the entire length of Peter's Creek.

1960's:

Dragline operation successfully operated lower reaches of Peter's Creek. Above Mathers Shaft, however, sluffage material from the side slopes and poor equipment, personnel shut the operation down.

1986:

Queenstake Resources Ltd. prepared a preliminary mine and environmental study on Peter's Creek recommending an exploration program consisting of drilling and bulk sampling program to determine economic feasibility of dredging or the use of heavy equipment. A drilling program was carried out.

7.

June 1988: (See Figure 5)

Canadian Gravity Recovery Inc. prepared a review of all historical data including recent drilling by Queenstake Resources Ltd..

The drill program outlined a defined channel and at several locations two distinct channels paralleling each other. The program confirmed the presence of gold within the channel gravels, however, difficult drill conditions resulted in poor recoveries, disallowing grade calculations.

A bulk sampling program was recommended.

September - December, 1988: (See Figure 5)

Canadian Gravity Recovery Inc. carried out a bulk sampling program on the Peter's Creek property. Excavations at four locations along 18,126 feet of Peter's Creek. They concluded that there are two primary consistent stratum of gravel; surficial post-glacial gravels with insignificant gold values overlying interglacial gravels which are gold bearing.

Canadian Gravity Recovery Inc. calculates possible reserves of 959,000 cubic yards of gravel grading 0.013 ounces of gold per cubic yard with a stripping ratio of 1.6:1 with good upside potential. An exploration program was recommended to fill in areas of insufficient data mainly between the Ventures Shaft and Campbell Creek

8.

REGIONAL GEOLOGY (See Figure 3)

The Cariboo Mining District is divided into four tectonically and stratigraphically unique terrains. The rocks of the four terrains range in age from Proterozoic to Jurassic and were deposits into an ocean environment. From east to west, the terrains are Cariboo (continental shelf clastics and carbonates, Barkerville (continental shelf and slope clastics, carbonates and volcaniclastics), Slide Mountain (rift floor pillowed basalt and chert) and Quesnel (island arc volcaniclastics and fine grained clastics). (See Figure 3).

The Cariboo Terrain is of Precambrian to Permo Triassic age and is in fault contact with the western margin of the Precambrian North American Crater along the Rocky Mountain Trench. It can be divided into two successions, one Cambrian and older and the other Ordovician to Permo-Triassic. The older succession consists of grit, limestone, sandstone and shale and is unconformably overlain by the younger succession of basinal shale, dolostone, wacke, limestone and basalt.

The Barkerville Terrain consists of Precambrian and Palaeozoic rocks ranging in composition from grit, quartzite, and black and green pelite to lesser limestone and volcaniclastic rocks. The contact between the Barkerville and Cariboo terrains is the northwest trending, east dipping Pleasant Valley Thrust.

The Barkerville and Cariboo terrains are overthrust (Pundata Thrust) by the Slide Mountain Terrain. The Slide Mountain Terrain consists of Mississippian to Permian basalt in part pillowed, and chert pelite sequences intruded by diorite, gabbro and minor ultramafic rocks.

The Quesnel Terrain lies west of the Slide Mountain Terrain and consists of Upper Triassic and Lower Jurassic black shale and volcaniclastic greenstone.

9.

REGIONAL GEOLOGY - Figure 3

KILOMETRES
0
1
2
0
0.5
1
MILE
LEGEND
N
LIGHTNING CREEK ANTICLINORIUM
PHR
HKE
HKK
HT
Creek
BILL 1-7 PLACER CLAIMS
Mount Anderson
HKE ?
53°02'
HPS
Campbell
YUKON RESOURCES CORP.
PETERS CREEK PLACER PROPERTY
BILL 1 - 7 PLACER CLAIMS
CARIBOO MINING DIVISION, B. C.
GEOLOGY MAP
DATE: July, 2004
FIGURE NO. 3
121°50'
From GSC map 1635A "Wells"

Bedrock Geology of the Property (See Figure 3)

The area in the vicinity of Peter's Creek is underlain by the Paleozoic Snowshoe Group of metasediments. The Harvey's Ridge Formation of the Snowshoe Group consists of micaceous and black phyllites, schist and limestone which overlie the Hadrynian or Paleozoic Tregillus Formation of micaceous quartzite, phyllite and schist.

Alluvial Geology(See Figures 4 and 5)
(From Michael D. Philpot, 1988)

Initial information regarding the alluvial geology of Peter's Creek is from the interpretation of old drill hole data and personal communication with Mr. Victor Guinet. In the lower 1.9 miles of Peter's Creek, below the Mathers Shaft, up to 125 feet of glacial and post-glacial material overlie bedrock. The upper 64 feet predominantly consist of slum, a water saturated silt, interbedded with sand to fine gravels. This section overlies 40 feet of glacial boulder clay and 16 feet of fine gravels.

In the middle section of Peter's Creek between Mathers Shaft and Ventures Shaft, the ground is considerably shallower and a continuous gold-bearing channel has been outlined by drilling.

This year's (1988) sampling program clearly defines a post-glacial silty sand and pebble-cobble gravel unit 20 to 26 feet thick overlying a 3.3 foot thick layer of clay which overlies a 13 to 23 foot sequence of apparent interglacial pebble-boulder gravels. The lower interglacial gravels are gold bearing and also host significant concentrations of black sand. The unit is tightly compacted in a silt to sand matrix and comprised of clasts whose lithologies appear to represent the local geology being quartzite, graphitic phyllite, schist, limestone and quartz.

11.

PLAN OF DRILLING & BULK SAMPLING - Figure 4

LEGEND
45L-1 1945 CHURN DRILLING LINE
86L-1 1985 BECKER DRILLING LINE
TEST PIT
1988 BULK SAMPLE
DRILL HOLE LOCATION
SECTION LINE
77 CONTOUR
TOTE ROAD
FORESTRY ROAD
N
BILL 6
403169
45L-3
MATHERS SHAFT
BULK 1
45L-4
45L-5
BILL 1
410792
BULK 3
SECTION 86L-1
SECTION 86L-2
4200
4000
BILL 2
410793
45L-6
PETERS
VENTURES SHAFT
BULK 2
SECTION 86L-3
SECTION 86L-4
BILL 5
410794
45L-2
CREEK
45L-1
45L-7
BILL 3
P102529
SECTION 86L-5
BILL 4
P103129
BULK 4
TP 5
53°02'
53°02'
121°50'
121°50'
FEET
0
1000
2000
0 100 200 300 400 500
METRES
YUKON RESOURCES CORP.
PETERS CREEK PLACER PROPERTY
BILL 1-7 PLACER CLAIMS
CARIBOO MINING DIVISION, B.C.
PLAN OF DRILLING&BULK SAMPLING
Date: July, 2004
Figure No. 4
From Micheal D. Philpot, Dec. 1988

CROSS-SECTIONS - Figure 5

SECTION 86L-1
27
25
26
SECTION 86L-2
1
2
3
4
SECTION 86L-3
5
6
7
8
SECTION 86L-4
14
15
16
18
19
20
VENTURES SHAFT
SECTION 86L-5
13
12
11
10
9
N

INTERGLACIAL GRAVEL

CLAY-SILT

SILT-SAND

POSTGLACIAL GRAVEL

DRILL HOLE

From Micheal D. Philpot, Dec. 1988

Feet
0
50
100
0
10
20
30
Metres

YUKON RESOURCES CORP.

PETERS CREEK PLACER PROPERTY

BILL 1-7 PLACER CLAIMS

CARIBOO MINING DIVISION, B.C.

CROSS - SECTIONS

Date: July, 2004	Figure No. 5

DISCUSSION OF RESULTS

Considerable data on the gravels of Peter's Creek has been collected over the years from underground mining operations at the Mathers and Ventures Shaft areas, hand workings in upper Peter's Creek, churn drilling and Becker drilling programs and bulk sampling.

The presence of gold-bearing gravels has consistently been confirmed and estimates range from 4,000,000 cubic yards grading 0.014 ounces per cubic yard to 959,000 cubic yards grading 0.013 ounces per cubic yard.

Yukon Resources Corp. now has acquired seven placer claims covering approximately 4.2 miles along Peter's Creek.

It appears that the interglacial gravels occurring below the clay horizon associated with a thin layer of large boulders contain significant gold values.

The lower section of Peter's Creek northwest of the Mathers Shaft contains glacial and post-glacial gravels up to 125 feet in depth. The gravels become considerably more shallow (about 35 feet) in the middle section between the Mathers and Ventures Shafts and the upper portions of Peter's Creek.

Although inflows of water have been problematic in the past, the utilization of modern submersible pumps will alleviate these problems.

14.

CONCLUSIONS AND RECOMMENDATIONS

Yukon Resources Corp. has acquired seven placer gold claims located on Peter's Creek in the Quesnel-Barkerville area of east-central British Columbia, Canada.

The town of Barkerville is the site of the famous gold rush in 1860.

Peter's Creek has been the scene of mining including sluicing of surface gravels, drifting (tunnelling) from two shafts, other hand workings and testing by means of churn drilling, Becker hammer drilling, and bulk testing of gravels intermittently from the late 1870's to 1988.

All past work has confirmed the presence of consistent gold-bearing gravels within interglacial gravels of Peter's Creek. Varying estimates of the yardage and grades have been calculated. The most recent estimate of possible reserves by Canadian Gravity Recovery Inc. in 1988 following a bulk testing program from four locations was calculated by M.D. Philpot to be 959,000 cubic yards grading 0.013 ounces of gold per cubic yard.

In view of the positive results of past work combined with improvements in technology and current prices of gold, a two-phase program is recommended. Phase I would consist of a compilation and correlation of all past work, and bulk testing program in the vicinity of bulk sample No. 2 to confirm earlier results.

Dependent upon favourable results obtained by Phase I, a second phase of work would consist of road construction and additional bulk sampling by means of test pits upstream from the Ventures Shaft.

Should the results of the above program of work confirm the occurrence of substantive gold values in a consistent and continuous channel upstream from the Ventures shaft, a program for the extraction of placer gold along with permitting application can be prepared.

15.

ESTIMATED COSTS OF PROGRAM

Phase 1		US FUNDS
1.	Data compilation	$3,000
2.	Mobilization and demobilization	4,000
3.	Road rehabilitation	2,000
4.	Excavation	6,000
5.	Processing plant, pump, generator	7,000
6.	Contingency @ 10%	2,200
	Total Cost	$24,200

Phase II		US FUNDS
1.	Road Construction	$6,000
2.	Mobilization and demobilization	4,000
3.	Excavation of minimum 3 pits	18,000
4.	Processing plant, etc.	20,000
5.	Contingency @ 10%	4,800
	Total Cost	$52,800

TOTAL ESTIMATED COST BOTH PHASES	$77,800

July 30, 2004	Respectfully submitted, /s/ W.G. Timmins W.G. Timmins, P.Eng.

16.

STATEMENT OF QUALIFICATIONS

I, William G. Timmins, of the City of Vancouver, in the Province of British Columbia, do hereby certify that:

  I am a consulting geologist, with offices at 1016 - 470 Granville Street, Vancouver, B.C. V6C 1V5.

  I have been practising my profession since 1965, having been engaged in the evaluation, exploration and development of mineral properties throughout Canada, the United States, Latin and South America, Australia and New Zealand.

  I am a graduate of the Provincial Institute of Mining, Haileybury, Ontario (1956) and attended Michigan Technological University 1962-1965, Geology and was licensed by the Professional Engineers Association of B.C. (geological discipline) in 1969.

  This report titled "Summary Report on the Peter's Creek Placer Gold Property" dated July 30, 2004, is based on published and private reports, maps and data provided by Yukon Resources Corp. and in the public domain. The author has reviewed relevant data prepared by reputable qualified persons and is responsible for his own geological analysis, conclusions and recommended exploration program.

  I have no interest, nor do I expect to receive any interest in the properties or securities of Yukon Resources Corp.

  I consent to the filing of this report with any stock exchange and other regulatory authority, and any publication by them, including electronic publication in the company's files or their websites accessible by the public of this report.

July 30, 2004	Respectfully submitted, /s/ W.G. Timmins W.G. Timmins, P.Eng.

17.

REFERENCES

1933	W.E. Cockfield	"Summary Report Part A Willow River Map Area" Page 53A.
1951	G.A. Collins	"Peter's Creek" Private Report for Collins Pacific Ltd.
1922	G.C. Hogg	"Report on Pets Creek" Private Report
1926	W.A. Johnston and W.L. Uglow	"Geological Survey of Canada Memoir 149" Pages 197-181
Jan. 1986	Michael D. Philpot	"Peter's Creek Preliminary Mine & Environmental Study" for Queenstake Resources Ltd.
June 1988	Michael D. Philpot	"Peter's Creek Placer Project" for Rich Coast Sulphur Ltd.
Dec. 1988	Michael D. Philpot	"Peter's Creek Placer Project" for Rich Coast Sulphur Ltd.
1988	Geological Survey of Canada Memoir 421 by Struik	Structural Geology of the Cariboo Gold Mining District East-Central British Columbia

18.